UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 2, 2024

Flutter Entertainment plc

(Exact Name of Registrant as Specified in its Charter)

Ireland	001-37403	98-1782229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Belfield Office Park, Beech Hill Road Clonskeagh, Dublin 4 Ireland		D04 V972
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: +353 (87) 223 2455

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value of €0.09 per share	FLUT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On April 2, 2024, Flutter Entertainment plc (the “Company”) released, via the Regulatory News Service in London, an announcement (the “RNS Announcement”) regarding (i) the publication of its Notice of 2024 Annual General Meeting and Form of Proxy (the “AGM Documents”) and its submission to the United Kingdom National Storage Mechanism of the Company’s AGM Documents in connection with its reporting obligations under the Listing Rules of the United Kingdom Financial Conduct Authority (the “FCA”), and (ii) the publication of its statutory directors’ report and financial statements for the fiscal year ended December 31, 2023 (the “Irish Directors’ Report and Accounts”). The RNS Announcement was made in order to comply with disclosure requirements pursuant to the FCA’s Disclosure Guidance and Transparency Rules. The RNS Announcement is furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Additionally, in connection with the 2024 Annual General Meeting of the Company scheduled to be held on May 1, 2024, furnished hereto as Exhibits 99.2, 99.3, 99.4 and 99.5, respectively, are copies of the Notice of 2024 Annual General Meeting, Form of Proxy, 2023 United Kingdom Annual Report and Irish Directors’ Report and Accounts, each of which were first distributed to shareholders of the Company on or about April 2, 2024.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	RNS Announcement dated April 2, 2024

99.2	Notice of 2024 Annual General Meeting

99.3	Form of Proxy

99.4	2023 United Kingdom Annual Report

99.5	Irish Directors’ Report and Accounts

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flutter Entertainment plc
(Registrant)

Date: April 2, 2024	By:	/s/ Edward Traynor
	Name:	Edward Traynor
	Title:	General Counsel and Company Secretary